Exhibit 10.14

                Letter modification to Revolving Credit Agreement

March 6, 2003

Mr. John W. Pocalyko
Managing Director
Bank of America
335 Madison Avenue, 5th Floor
New York, NY 10017

Dear John:

This letter requests the following action pertaining to the Credit Facility dated June 20, 2001 between Technitrol and Bank of America, N.A. as Agent.

As permitted by Section 2.07, the US Facility Borrowers are hereby providing notice of a reduction of $50.0 million in the Total Commitment. The $50 million reduction should be made in the US Facility and thus each Lender's Applicable Commitment Percentage should be adjusted on a prorata basis. No change in the Offshore Facility is requested and thus the result of this action is to reduce the Total Commitment from $175.0 Million to $125.0 Million; leaving the Offshore Facility at $75.0 Million.

Please advise me of the effective date of the reduction.

Respectfully,


/s/ Thomas Considine, Jr.
-------------------------
Thomas Considine, Jr.
Vice President and Treasurer

CC:  Dennis Amato
     Ann Marie Janus
     Sam Mason